Exhibit 99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated August 20, 2012, relating to the financial statements and financial highlights which appear in the June 30, 2012 Annual Reports to Shareholders of Touchstone U.S. Long/Short Fund, formerly Old Mutual Analytic Long/Short Fund; Touchstone Value Fund, formerly Old Mutual Barrow Hanley Value Fund; Touchstone Capital Growth Fund, formerly Old Mutual Large Cap Growth Fund; Touchstone International Small Cap Fund, formerly Old Mutual Small Cap International Fund; Touchstone Mid Cap Value Opportunities Fund, formerly Old Mutual TS&W Mid Cap Value Fund; and Touchstone Small Cap Value Opportunities Fund, formerly Old Mutual TS&W Small Cap Value Fund (six of the funds constituting Touchstone Strategic Trust, hereafter referred to as the “Funds”), which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
October 29, 2012
Denver, Colorado